EXHIBIT 10.13

                   SUBSCRIPTION AGENT AGREEMENT


          This Subscription Agent Agreement (the "Agreement") is made as of February 22, 1995 between American Real Estate Partners, L.P., a Delaware limited partnership (the "Partnership"), and Registrar and Transfer Company, a New York corporation (the "Agent"). All terms not defined herein shall have the meaning given in the prospectus (the "Prospectus") included in the Registration Statement on Form S-3 (Registration No. 33-54767) filed by the Partnership with the Securities and Exchange Commission on July 27, 1994, as amended by any amendment filed with respect thereto (the "Registration Statement").

          WHEREAS, the Partnership proposes to make a subscription offer by issuing certificates or other evidences of subscription rights, in the form designated by the Partnership (the "Subscription Certificates") to unitholders of record (the "Record Date Unitholders") of its depositary units representing limited partner interests ("Depositary Units"), as of a record date specified by the Partnership (the "Record Date"), pursuant to which each Unitholder will have certain rights (the "Rights") to subscribe for Depositary Units and 5% cumulative pay-in-kind redeemable preferred units representing limited partner interests in the Partnership (the "Preferred Units"), as described in and upon such terms as are set forth in the Prospectus, a final copy of which has been or, upon availability will promptly be, delivered to the Agent; and

          WHEREAS, the Partnership wishes the Agent to perform certain acts on behalf of the Partnership, and the Agent is willing to so act, in connection with the distribution of the Subscription Certificates and the issuance and exercise of the Rights to subscribe therein set forth, all upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree as follows:

1. APPOINTMENT. The Partnership hereby appoints the Agent to act as subscription agent in connection with the distribution of Subscription Certificates and the issuance and exercise of the Rights in accordance with the terms set forth in this Agreement and Exhibit A hereto, and the Agent hereby accepts such appointment.

2.   FORM AND EXECUTION OF SUBSCRIPTION CERTIFICATES.
     -----------------------------------------------

     (a) Each Subscription Certificate shall be irrevocable and fully transferable. The Agent shall, in its capacity as Transfer
Agent of the Partnership, maintain a register of Subscription
Certificates and the holders of record thereof (each of whom shall be deemed a "Unitholder" hereunder for purposes of determining the
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rights of holders of Subscription Certificates).  Each Subscription
Certificate shall, subject to the provisions thereof, entitle the Unitholder in whose name it is recorded to the following:

          (1) The right to acquire during the Subscription Period, as defined in the Prospectus, at the Subscription Price, six
     Depositary Units and one Preferred Unit for each Right (the
     "Basic Subscription Right"); and

          (2) If all Basic Subscription Rights are not exercised, the right to subscribe for additional Depositary Units and Preferred Units, at the Subscription Price, subject to the availability of such Depositary Units and Preferred Units and to the allotment of such units as may be available among Unitholders who exercise their Over-Subscription Privilege on the basis specified in the Prospectus (the "Over-Subscription Privilege").

3.   RIGHTS AND ISSUANCE OF SUBSCRIPTION CERTIFICATES.
     ------------------------------------------------

     (a) Each Subscription Certificate shall evidence the Rights of the Unitholder therein named to purchase Depositary Units and Preferred Units upon the terms and conditions therein set forth.

     (b) Upon the written advice of the Partnership, signed by any of its duly authorized officers, as to the Record Date, the Agent shall, from a list of the Unitholders as of the Record Date to be prepared by the Agent in its capacity as Transfer Agent of the Partnership, prepare and record Subscription Certificates in the names of the Unitholders, setting forth the number of Rights to subscribe for the Partnership's Depositary Units and Preferred Units calculated on the basis of one Right for each seven Depositary Units recorded on the books in the name of each such Unitholder as of the Record Date. The number of Rights that are issued to Record Date Holders of a number of Depositary Units not evenly divisible by seven will be determined by multiplying the number of Depositary Units held by such Record Date Holder by .1428571 and then rounding up to the nearest whole number if the fractional amount is greater than or equal to .5 and rounding down to the nearest whole number if the fractional amount is less than .5. In the case of Depositary Units held of record by a Nominee Holder, the number of Rights issued to such Nominee Holder will be adjusted, by the Agent, to permit rounding up (to the nearest whole number of Rights evenly divisible by seven) of the Rights to be received by beneficial holders for whom the Nominee Holder is the holder of record only if the Nominee Holder provides to the Agent on or before the close of business on the fifth business day prior to March 30, 1995 (the "Expiration Date"), written representation of the number of Rights required for such rounding. Each Subscription Certificate shall be dated as of the Record Date and shall be executed by a duly authorized officer of the Partnership. Upon the written advice, signed as aforesaid, as to the effective date of the Registration Statement, the Agent shall deliver the Subscription Certificates, together with a copy of the Prospectus,

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instruction letter and any other document as the Partnership deems necessary or appropriate, to all Unitholders with record addresses in the United States (including its territories and possessions and the District of Columbia). Delivery shall be by first class mail (without registration or insurance), except for those Unitholders having a registered address outside the United States (who will only receive copies of the Prospectus, instruction letter and other documents as the Partnership deems necessary or appropriate, if any), delivery shall be by air mail (without registration or insurance) and by first class mail (without registration or insurance) to those Unitholders having Army Post Office or Foreign Post Office addresses. No Subscription Certificate shall be valid for any purpose unless so executed. Should any officer of the Partnership whose signature has been placed upon any Subscription Certificate cease to hold such office at any time thereafter, such event shall have no effect on the validity of such Subscription Certificate.

     (c) The Agent will mail a copy of the Prospectus, instruction letter, a special notice and other documents as the Partnership deems necessary or appropriate, if any, but not Subscription Certificates to Record Date Holders whose record addresses are outside the United States (including its territories and possessions and the District of Columbia) ("Foreign Record Date Unitholders"). The Rights to which such Subscription Certificates relate will be held by the Agent for such Foreign Record Date Unitholders' accounts until instructions are received to exercise, sell or transfer the Rights. If no instructions have been received by 12:00 Noon, New York City time, three Business Days prior to the Expiration Date, the Agent will use its best efforts to sell the Rights of those registered Foreign Record Date Unitholders. The proceeds net of commissions, if any, to the Agent from the sale of those Rights by the Agent will be remitted to those Foreign Record Date Unitholders on a pro rata basis.

4.   EXERCISE.
     --------

     (a) Exercising Rights Holders may acquire Depositary Units and Preferred Units pursuant to Basic Subscription Rights and the Over-Subscription Privilege by delivery to the Agent as specified in the Prospectus of (i) the Subscription Certificate with respect thereto, duly executed by such Unitholder in accordance with and as provided by the terms and conditions of the Subscription Certificate, together with (ii) the purchase price of $_____ for each six Depositary Units and one Preferred Unit subscribed for by exercise of Basic Subscription Rights and the Over-Subscription Privilege, in U.S. dollars by money order or check drawn on a bank in the United States, in each case payable to the order of the Agent for the account of the Partnership.

     (b) Rights may be exercised at any time after the date of issuance of the Subscription Certificates with respect thereto but no later than 5:00 P.M. New York time on the Expiration Date. For the purpose of determining the time of the exercise of any Rights,

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delivery of any material to the Agent shall be deemed to occur when such materials are received at the Unitholder Services Division of the Agent specified in the Prospectus.

     (c) Notwithstanding the provisions of Section 4(a) and 4(b) regarding delivery of an executed Subscription Certificate to the Agent prior to 5:00 p.m. New York time on the Expiration Date, if prior to such time the Agent receives a Notice of Guaranteed Delivery from a bank, a trust company or a New York Stock Exchange member guaranteeing delivery of (i) payment of the full Subscription Price for the Depositary Units and Preferred Units subscribed for pursuant to the exercise of Basic Subscription Rights and any additional Preferred Units and/or Depositary Units subscribed for pursuant to the Over-Subscription Privilege and (ii) a properly completed and executed Subscription Certificate, then such exercise of Basic Subscription Rights and the Over-Subscription Privilege shall be regarded as timely, subject, however, to receipt of the duly executed Subscription Certificate and full payment for the Depositary Units and Preferred Units by the Agent within five business days after the Expiration Date (the "Protect Period").

     (d) Within seven business days following the end of the Protect Period, the Agent shall send to each Exercising Rights Holder (or, if Depositary Units on the Record Date are held by Cede & Co. or any other depository or nominee, to Cede & Co. or such other depository or nominee) the certificates representing the Depositary Units and Preferred Units acquired pursuant to the Basic Subscription Rights, and, if applicable, the Over-Subscription Privilege. Any excess payment to be refunded by the Partnership to an Exercising Rights Holder who is not allocated the full amount of Depositary Units and Preferred Units subscribed for pursuant to the Over-Subscription Privilege, shall be mailed by the Agent to him or her within seven business days following the Protect Period.

5.   TRANSFER OF RIGHTS.
     ------------------

     (a) Rights Holders who do not wish to exercise any or all of their Rights may sell any unexercised Rights. The Agent will use its best efforts to sell all Rights which remain unclaimed as a result of Subscription Certificates being returned by the postal authorities to the Agent as undeliverable as of the fourth business day prior to the Expiration Date and Rights of non-U.S. shareholders who do not respond to the Agent at least four days prior to the Expiration Date. Such sales will be made, net of commissions, on behalf of the nonclaiming Unitholders. The Agent will hold the proceeds from those sales for the benefit of such nonclaiming Unitholders until such proceeds are either claimed or escheat.

     (b) Rights Holders may transfer a portion of the Rights evidenced by a single Subscription Certificate by delivering to the Agent at least one business day prior to the Expiration Date a Subscription Certificate properly endorsed for transfer, with

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instructions to register such portion of the Rights evidenced thereby in the name of the transferee and to issue a new Subscription Certificate to the transferee evidencing such transferred Rights. In such event, the Agent shall issue a new Subscription Certificate evidencing the balance of the Rights to the transferring Rights Holder or, if the transferring Rights Holder so instructs, to an additional transferee.

6. VALIDITY OF SUBSCRIPTIONS. Irregular subscriptions not otherwise covered by specific instructions herein shall be submitted to an appropriate officer of the Partnership and handled in accordance with his or her instructions. Such instructions will be documented by the Agent indicating the instructing officer and the date thereof.

7. OVER-SUBSCRIPTION. If all Basic Subscription Rights are not exercised, the remaining Depositary Units and Preferred Units (the "Remaining Units") shall be allocated to persons exercising the Over-Subscription Privilege in the amounts of such over-subscriptions. If the number of Depositary Units and Preferred Units for which the Over-Subscription Privilege has been exercised is greater than the Remaining Units, the Agent shall allocate the Remaining Units to the persons exercising the Over-Subscription Privilege pro rata according to the aggregate number of Basic Subscription Rights exercised so that the aggregate amount of Depositary Units and Preferred Units issued to Unitholders who subscribe pursuant to the Over-Subscription Privilege will generally be in proportion to the aggregate amount of Depositary Units and Preferred Units purchased through the exercise of Basic Subscription Rights. The Agent shall advise the Partnership immediately upon the completion of the allocation set forth above as to the total number of Depositary Units and Preferred Units subscribed and distributable.

8. DELIVERY OF CERTIFICATES. Within seven business days following the end of the Protect Period, the Agent will deliver
(i) certificates representing those Depositary Units and Preferred Units purchased pursuant to exercise of Basic Subscription Rights and (ii) certificates representing those Depositary Units and Preferred Units purchased pursuant to the exercise of the Over-Subscription Privilege.

9.   HOLDING PROCEEDS OF RIGHTS OFFERING IN ESCROW.
     ---------------------------------------------

     (a) All proceeds received by the Agent from Unitholders in respect of the exercise of Rights shall be held by the Agent, on behalf of the Partnership, in a segregated, interest-bearing escrow account (the "Escrow Account"). Pending disbursement in the manner described in Section 4(d) above, funds held in the Escrow Account shall be invested by the Agent at the direction of the Partnership.

     (b) The Agent shall deliver all proceeds received in respect of the exercise of Rights (including interest earned thereon) to the Partnership as promptly as practicable, but in no event later

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than seven business days after the end of the Protect Period.
Proceeds held in respect of excess payments (including interest earned thereon) shall be refunded to Unitholders entitled to such a refund within seven business days after the end of the Protect Period.

10. REPORTS. Daily, during the period commencing on the Record Date, until termination of the Subscription Period, the Agent will report by telephone or telecopier (by 12:00 Noon, New York time), confirmed by letter, to a designated officer of the Partnership, daily data regarding Rights exercised, the selling price of Rights, the total number of Depositary Units and Preferred Units subscribed for, payments received therefor, the number of Rights sold and the net proceeds thereof, bringing forward the figures from the previous day's report in each case so as to also show the cumulative totals and any such other information as may be mutually determined by the Partnership and the Agent.

11. LOSS OR MUTILATION. If any Subscription Certificate is lost, stolen, mutilated or destroyed, the Agent may, on such terms which will indemnify and protect the Partnership and the Agent as the Agent may in its discretion impose (which shall, in the case of a mutilated Subscription Certificate include the surrender and cancellation thereof), issue a new Subscription Certificate of like denomination in substitution for the Subscription Certificate so lost, stolen, mutilated or destroyed.

12. COMPENSATION FOR SERVICES. The Partnership agrees to pay to the Agent compensation for its services as such in accordance with its Fee Schedule set forth hereto as Exhibit A. The Agent agrees that such compensation shall include all services as Transfer Agent and Registrar provided in connection with the offering of the Rights. The Partnership further agrees that it will reimburse the Agent for its reasonable out-of-pocket expenses incurred in the performance of its duties as such.

13. INSTRUCTIONS AND INDEMNIFICATION. The Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions:

     (a) The Agent shall be entitled to rely upon any instructions or directions furnished to it by an appropriate officer of the Partnership, whether in conformity with the provisions of this Agreement or constituting a modification hereof or a supplement hereto. Without limiting the generality of the foregoing or any other provision of this Agreement, the Agent, in connection with its duties hereunder, shall not be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any instruction or direction from an officer of the Partnership which conforms to the applicable requirements of this Agreement and which the Agent reasonably believes to be genuine and shall not be liable for any delays, errors or loss of data occurring by reason of circumstances beyond the Agent's control, including, without limitation, acts of civil or military authority,

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national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

     (b) The Partnership will indemnify the Agent and its nominees against, and hold it harmless from, all liability and expense which may arise out of or in connection with the services described in this Agreement or the instructions or directions furnished to the Agent relating to this Agreement by an appropriate officer of the Partnership, except for any liability or expense which shall arise out of the negligence, bad faith or willful misconduct of the Agent or such nominees.

14. CHANGES IN SUBSCRIPTION CERTIFICATE. The Agent may, without the consent or concurrence of the Unitholders in whose names Subscription Certificates are registered, by supplemental agreement or otherwise, concur with the Partnership in making any changes or corrections in a Subscription Certificate that it shall have been advised by counsel (who may be counsel for the Partnership) is appropriate to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error therein or herein contained, and which shall not be inconsistent with the provision of the Subscription Certificate except insofar as any such change may confer additional rights upon the Unitholders.

15.  ASSIGNMENT; DELEGATION.
     ----------------------

     (a) Neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by either party without the written consent of the other party.

     (b) This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose upon any other person any duty, liability or obligation.

16. GOVERNING LAW. The validity, interpretation and performance of this Agreement shall be governed by the laws of the State of New York.

17. SEVERABILITY. The parties hereto agree that if any of the provisions contained in this Agreement shall be determined invalid, unlawful or unenforceable to any extent, such provisions shall be deemed modified to the extent necessary to render such provisions enforceable. The parties hereto further agree that this Agreement shall be deemed severable, and the invalidity, unlawfulness or unenforceability of any term or provision thereof shall not affect the validity, legality or enforceability of this Agreement or of any term or provision hereof.


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18.  COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

19. CAPTIONS. The captions and descriptive headings herein are for the convenience of the parties only. They do not in any way modify, amplify, alter or give full notice of the provisions hereof.

20. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effect the purposes of this Agreement.

21. ADDITIONAL PROVISIONS. Except as specifically modified by this Agreement, the Agent's rights and responsibilities set forth in the Agreement for Stock Transfer Services between the Partnership and the Agent are hereby ratified and confirmed and continue in effect.


                         AMERICAN REAL ESTATE PARTNERS, L.P.


                         By:  American Property Investors, Inc.,
                              General Partner


                              By:/s/John P. Saldarelli Treasurer
                                 _______________________________


                         REGISTRAR AND TRANSFER COMPANY


                         By:/s/Thomas L. Montrone
                            _____________________________________
                              Name:  Thomas L. Montrone
                              Title: President



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                            EXHIBIT A


Transfer Service Agreement between American Real Estate Partners,
L.P. (the "Company") and Registrar and Transfer Company ("Agent").

FEES AND SERVICES
-----------------

     Agent will receive will receive $6.00 for each Subscription Certificate that is exercised in the Rights Offering, provided however, the minimum fee payable to Agent for its role in the Rights Offering will be $10,000 and the maximum fee for such role will be $32,000. The fee for the Rights Offering includes the following services:


                         *    Acceptance and initial review of
                              certificates;
                         *    Programming expenses for the
                              proration of rights or over
                              subscription requests;
                         *    Responding to routine investor
                              correspondence;
                         *    Calculation, imprinting and
                              enclosing Subscription Certificates
                              and related materials, up to four
                              enclosures;
                         *    Curing defective Subscription
                              Certificates;
                         *    Proration calculation and issuance of
                              Depositary Units, Preferred Units and
                              refund checks;
                         *    Maintenance of an interest bearing
                              escrow account;
                         *    Nominee fulfillment.


     Out-of-pocket expenses including stationery, telephone, postage delivery and other expenses are not included and will be itemized and billed as incurred.

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